Exhibit 4I


                               FIRST AMENDMENT TO
                               ------------------
                      SECOND WAIVER AND AMENDMENT AGREEMENT
                      -------------------------------------

         This First Amendment to Second Waiver and Amendment Agreement (the "Amendment") dated as of June 24, 2002 is made and entered into by and among Wachovia Bank, National Association, formerly known as First Union National Bank, with an office at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the "Bank"), Selas Corporation of America, a Pennsylvania business corporation with offices located at 2034 Limekiln Pike, Dresher, Pennsylvania 19025 (the "Borrower"), Selas SAS (formerly named Selas S.A.), a corporation organized under the laws of France ("Selas SAS"), CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France ("CFR"); and together with Selas SAS, the "European Subsidiaries"), Deuer Manufacturing, Inc., an Ohio business corporation with offices located at 2985 Springboro West, Dayton, Ohio 45439 ("Deuer"), Resistance Technology, Inc., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112 ("RTI"), RTI Export, Inc., a Barbados corporation with offices located at c/o 2034 Limekiln Pike, Dresher, Pennsylvania 19025 ("RTIE"), and RTI Electronics, Inc., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, California 92806 ("RTI Electronics"; and together with Deuer, RTI and RTIE, the "Guarantors").

                                   BACKGROUND
                                   ----------

     A. The Bank, the Borrower and the Guarantors entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Credit Agreement"), pursuant to which the Bank made certain term loans to the Borrower described therein (the "Term Loans") and agreed to make available to the Borrower a revolving credit facility in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Revolving Credit").

     B. The Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Bank pursuant to the following agreements (collectively, the "Borrower Surety Agreements"): (i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Deuer Surety Agreement"), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTI Surety Agreement"), (iii) that certain Guaranty and Suretyship Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTIE Surety Agreement"), and (iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the "RTI Electronics Surety Agreement").

     C. The Term Loans are evidenced by the following promissory notes executed by the Borrower in favor of the Bank, which are outstanding as of the date hereof: (i) Term Note D dated as of June 30, 1999 in the original principal amount of Nine Hundred Thousand Dollars


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($900,000) ("Term Note D"), (ii) Term Note E dated as of January 19, 2001 in the original principal amount of Two Million Dollars ($2,000,000) ("Term Note E"), and (iii) Term Note F dated as of January 19, 2001 in the original principal amount of One Million Seven Hundred Thousand Singapore Dollars (Singapore $1,700,000) ("Term Note F"; and together with Term Note D and Term Note E, the "Term Notes"). The Revolving Credit facility is evidenced by an Amended and Restated Revolving Credit Note dated as of January 19, 2001 in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) between the Borrower and the Bank (the "Revolving Credit Note"). The Term Notes, the Revolving Credit Note and the Supplemental Credit Facility Note (as hereinafter defined) are collectively referred to hereinafter as the "Notes".

     D. First Union National Bank, London Branch ("London Branch") and Selas SAS, a subsidiary of the Borrower, entered into that certain Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002 (the "Selas SAS Facility Agreement") pursuant to which the Bank provided to Selas SAS a discretionary line of credit facility in the aggregate amount of Sixteen Million Euros (E16,000,000) on an "on demand" basis, expiring on April 30, 2001 (the "Selas SAS Facility") for the purposes of providing: discretionary advance payment guarantees on behalf of Selas SAS (the "APG Facility"); and a discretionary overdraft facility for general working capital purposes with a sub-limit amount of Two Million Euros (E2,000,000) that was later increased (the "Overdraft Facility"). The London Branch and Selas SAS also entered into certain term loan agreements (collectively, the "Selas SAS Term Loan Agreements"), as follows: an agreement dated February 26, 1998, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of Fifteen Million French Francs (FF 15,000,000) (as amended, the "Selas SAS 1998 Term Loan Agreement"); and an agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of One Million Seven Hundred and Fifty-Three Thousand One Hundred and Fifty-Eight and 30/100 Euros (E1,753,158.30) (as amended, the "Selas SAS 2000 Term Loan Agreement").

     E. The Borrower and Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Bank, pursuant to the following agreements (the "Selas SAS Surety Agreements"): (i) that certain Unconditional Guaranty of Borrower dated as of January 10, 2000 (the "Borrower Guaranty"), (ii) that certain Unconditional Guaranty of Deuer dated as of January 10, 2000 (the "Deuer Guaranty"), (iii) that certain Unconditional Guaranty of RTI dated as of January 10, 2000 (the "RTI Guaranty"), (iv) that certain Unconditional Guaranty of RTIE dated as of January 10, 2000 (the "RTIE Guaranty"), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the "RTI Electronics Guaranty").

     F. As security for any and all indebtedness, liabilities and obligations of the Borrower to the Bank, then existing or thereafter arising, the Borrower: (i) granted to the Bank a security interest in and lien on: (a) all of the Borrower's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery,


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equipment, general intangibles, and (b) all of Borrower's rights under a certain contract with Production Machinery Corporation in Talcahuano, Chile for the sale of and the proceeds of a Five Million Twenty-Five Thousand Dollars ($5,025,000) documentary letter of credit issued by Bank One, Columbus, Ohio pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31,
1998 between the Borrower and the Bank (as amended, the "Borrower Security Agreement"); (ii) assigned, pledged and granted to Bank a security interest in all of the issued and outstanding stock of Deuer, RTI, RTIE and RTI Electronics pursuant to that certain Second Amended and Restated Pledge Agreement dated as of July 31, 1998 (the "Borrower Pledge Agreement"); and (iii) granted to the
Bank a first mortgage lien on certain real property of the Borrower and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania (the "Pennsylvania Property") pursuant to that certain
First Mortgage and Security Agreement dated as of October 20, 1993, as amended on July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002 (as amended, the "Borrower Mortgage and Security Agreement").

     G. As security for any and all indebtedness, liabilities and obligations of Deuer to the Bank, then existing or thereafter arising, Deuer: (i) granted to the Bank a security interest in and lien on all of Deuer's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between Deuer and the Bank (as amended, the "Deuer Security Agreement"); and (ii) granted to the Bank a first mortgage lien on certain real property of Deuer and improvements thereon located in Moraine, Montgomery County, Ohio (the "Ohio Property") pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended July 21, 1995, February 20, 1997, July 31, 1998, January 10, 2000 and April 15, 2002 (as
amended, the "Deuer Mortgage and Security Agreement").

     H. As security for any and all indebtedness, liabilities and obligations of RTI to the Bank, then existing or thereafter arising, RTI: (i) granted to the Bank a security interest in and lien on all of RTI's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (as amended, the "RTI Security Agreement");
(ii) granted to the Bank a security interest in and lien on certain patents and trademarks and other intellectual property pursuant to that certain Patent and Trademark Security dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (the "RTI Patent and Trademark Security Agreement"); and (iii) granted to the Bank a first mortgage lien on certain real property of RTI and improvements thereon located in Ramsey County, Minnesota (the "Minnesota Property") pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, as amended January 10, 2000 and April 15, 2002 (as amended, the "RTI Mortgage and Security Agreement").

     I. As security for any and all indebtedness, liabilities and obligations of RTIE to the Bank, then existing or thereafter arising, RTIE granted to the Bank a security interest in all of RTIE's assets, then owned or thereafter acquired, including, without limitation, all accounts,


                                      - 3 -
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contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTIE and the Bank (as amended, the "RTIE Security Agreement").

     J. As security for any and all indebtedness, liabilities and obligations of RTI Electronics to the Bank, then existing or thereafter arising, RTI Electronics granted the Bank a security interest in all of RTI Electronic's assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended February 20, 1997 and July 31, 1998 between RTI Electronics and the Bank (as amended, the "RTI Electronics Security Agreement").

     K. The Borrower, the Guarantors, and the European Subsidiaries entered into that certain Waiver and Amendment Agreement dated as of November 20, 2001, as amended by that certain First Amendment to Waiver and Amendment Agreement dated as of February 28, 2002 and that certain Second Amendment to Waiver and Amendment Agreement dated as of March 20, 2002 (as amended, the "First Waiver Agreement"), pursuant to which the Bank agreed to waive certain Financial Covenant Defaults (as defined therein) and provide a new credit facility pursuant to which the Bank's London Branch agreed to issue certain advance payment guarantees. In consideration of issuing certain advance payment guarantees of their behalf, each European Subsidiaries executed a General Counter Indemnity in favor of the Bank (collectively, the "General Counter Indemnities").

     L. The Borrower, the Guarantors, and the European Subsidiaries entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002 (the "Second Waiver Agreement"), pursuant to which the Bank agreed to provide the Borrower with a new supplemental credit facility evidenced by that certain Supplemental Credit Facility Note dated as of April 15, 2002 in the original principal amount of Five Million Dollars ($5,000,000) (the "Supplemental Credit Facility Note"). In connection therewith, Selas SAS guaranteed and became surety for all loans, advances, credit or other financial accommodations made for the benefit of the Borrower, CFR, and/or one or more Guarantors (the "Selas SAS Guaranty"), and CFR guaranteed and became surety for all loans, advances, credit or other financial accommodations made for the benefit of the Borrower, Selas SAS, and/or one or more Guarantors (the "CFR Guaranty").

     M. The First Waiver Agreement, the Second Waiver Agreement, the Credit Agreement, the Notes, the Borrower Surety Agreements, the Selas SAS Facility Agreement, the Selas SAS Term Loan Agreements, the Selas SAS Surety Agreements, the Selas SAS Guaranty, the CFR Guaranty, the General Counter Indemnities, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Mortgage and Security Agreement, the Deuer Security Agreement, the Deuer Mortgage and Security Agreement, the RTI Security Agreement, the RTI Patent and Trademark Security Agreement, the RTI Mortgage and Security Agreement, the RTIE Security Agreement, the RTI Electronics Security Agreement, together with the various agreements, instruments and other documents executed in connection therewith and all amendments and modifications thereto, now or hereafter in effect, shall be referred to hereinafter as the "Loan Documents".

     N. The Bank, the Borrower, the Guarantors, and the European Subsidiaries, pursuant to the terms hereof, wish to amend the Second Waiver Agreement to provide for: (i) the limiting of the Selas SAS Guaranty and the CFR Guaranty;
(ii) the extinguishment of any additional availability for Advance Payment Guarantees under the First Waiver Agreement; and (iii) the issuance of an advance payment guaranty to Voest Alpine Stahl GmbH ("Voest") under the Second Waiver Agreement, as amended hereby.

     NOW, THEREFORE, incorporating the Background by reference herein and for other good and valuable consideration, the Bank, the Borrower, the Guarantors, and the European Subsidiaries intending to be legally bound hereby, agree as follows:

                           ARTICLE I - DEFINED TERMS
                           -------------------------

     1.1 DEFINED TERMS. Terms used herein which are capitalized but not defined shall have the meanings ascribed to such terms in the Loan Documents, as amended hereby.

                           ARTICLE II - - AMENDMENTS
                           -------------------------

     2.1 AMENDMENT TO SECTION 1.1.1 OF THE SECOND WAIVER AGREEMENT. Section
1.1.1 of the Second Waiver Agreement is hereby amended and restated in its entirety to read as follows:

     2.1.1 The Borrower, the U.S. Guarantors and the European Subsidiaries acknowledge and agree that, as of the effective date of this Second Waiver Agreement, after giving effect to the amendments described herein: (i) except as specifically provided in Section 1.1.5 hereof, they are jointly and severally indebted and liable to the Bank in respect of the outstanding principal amount of the Notes, together with accrued and unpaid interest thereon, and all other Obligations; (ii) the Notes mature and are due and payable in full on the respective maturity dates set forth below next to each such Note; and (iii) the outstanding principal amount of each Note as of April 8, 2002, is set forth below next to each such Note:


                                              Outstanding
     Promissory Notes        Maturity Date    Principal Amount
     ----------------        -------------    ----------------

     Term Note D             07/01/2004        $  652,500.00 (US Dollar)
     Term Note E             02/01/2006        $1,533,333.38 (US Dollar)
     Term Note F             02/01/2006       S$1,452,789.00 (Singapore Dollars)


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     Revolving Credit Note   01/31/2003       $3,731,137.09 (US Dollars)

     2.2 AMENDMENT TO SECTION 1.1.2 OF THE SECOND WAIVER AGREEMENT. Section
1.1.2 of the Second Waiver Agreement is hereby amended and restated in its entirety to read as follows:

     2.2.1 The Borrower, the U.S. Guarantors and the European Subsidiaries acknowledge and agree that, as of the effective date of this Second Waiver Agreement, after giving effect to the amendments described herein: (i) except as specifically provided in Section 1.1.5 hereof, they are jointly and severally indebted and liable to the Bank in respect of the Selas SAS Term Loan Agreements, the Overdraft Facility and all other amounts outstanding under the Selas SAS Facility Agreement, together with accrued and unpaid interest thereon, and all other Guaranteed Obligations (as such term is defined in the Selas SAS Surety Agreements); (ii) the Selas SAS Term Loan Agreements mature and are due and payable in full, together with all interest accrued thereon, on the respective maturity dates set forth below; (iii) the Overdraft Facility and all other amounts outstanding under the Selas SAS Facility Agreement are on an "on demand" basis and the Bank may make demand therefor at any time and for any reason in its sole and absolute discretion; and (iv) as of April 8, 2002, the outstanding principal amounts owing to the Bank in respect of the Selas SAS Term Loan Agreements and the Overdraft Facility are set forth below next to each such agreement or facility:

     (i) The Selas SAS 1998 Term Loan Agreement, in the outstanding principal amount of 457,347.06 (Euros), which matures on the Selas SAS 1998 Term Loan Maturity Date (as defined in the Credit Agreement, as amended hereby);

     (ii) The Selas SAS 2000 Term Loan Agreement, in the outstanding principal amount of E1,051,895.02 (Euros), which matures on the Selas SAS 2000 Term Loan Maturity Date (as defined in the Credit Agreement, as amended hereby); and

     (iii) The Overdraft Facility, in the outstanding principal amount of E5,976,854.11 (Euros), which matures on the Supplemental Credit Facility Maturity Date (as defined in the Credit Agreement, as amended hereby).

     2.3 AMENDMENT TO SECTION 1.1.3 OF THE SECOND WAIVER AGREEMENT. Section
1.1.3 of the Second Waiver Agreement is hereby amended and restated in its entirety to read as follows:

     2.3.1 The Borrower, the U.S. Guarantors and the European Subsidiaries acknowledge and agree that as of the effective date of this Second Waiver Agreement, except as specifically provided in Section 1.1.5 hereof, they are jointly


                                     - 6 -
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     and severally indebted and liable to the Bank in respect of the following outstanding advance payment guarantees that were issued under the Waiver
     Agreement:

     (i) Advance Payment Guaranty in the amount of E2,199,000 (Euros) to Voest Alpine Stahl GmbH on behalf of Selas SAS expiring not later than February 28, 2003;

     (ii) Advance Payment Guaranty in the amount of Norwegian Kroners 1,305,000 to Sor-Norge Aluminum AS on behalf of CFR expiring not later than August 31, 2002; and

     (iii) Advance Payment Guaranty in the amount of E25,192.20 (Euros) to Vallourec Precision Etirage on behalf of CFR expiring not later than November 30, 2002.

     2.4 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section 2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection 2.1.3(a) of the Credit Agreement, and replacing such Subsection 2.1.3(a) in its entirety, with the following:

     (a) The European Subsidiaries shall have assigned and transferred to the Bank duly perfected, valid, first-priority security interests in and liens on all now owned and hereafter acquired accounts receivable and all other rights to payment of money of the European Subsidiaries, and the proceeds thereof, pursuant to such agreements and documents which shall be in form and substance acceptable in all respects to the Bank and its counsel in their sole and absolute discretion. Such documentation shall include, without limitation, representations and warranties of the European Subsidiaries that the billed accounts receivable (excluding all unbilled and bill-and-hold accounts receivable): have a net realizable value at all times of not less than Six Million Euros (E6,000,000), are valid obligations of the account debtors thereof, are not subject to any defenses, counterclaims or reduction, and are fully collectible. Notwithstanding the foregoing, the Bank acknowledges and agrees that the security interest in and lien upon such European Subsidiaries' accounts receivable shall not be perfected or enforceable against such account debtors thereof absent notification to the account debtors as may be given pursuant to Section 2.1.6(b) hereof. The European Subsidiaries shall have provided an opinion of their counsel as to the validity and enforceability of such security interests and liens, the Selas SAS Guaranty, the CFR Guaranty, and all other documents executed by the European Subsidiaries in connection herewith, acceptable to the Bank and its counsel in their sole and absolute discretion.

     2.5 AMENDMENT TO SECTION 2.5 OF THE SECOND WAIVER AGREEMENT. Section 2.5 of the Second Waiver Agreement is hereby amended by deleting Subsection 2.1.6(b) of the Credit Agreement and replacing such Subsection 2.1.6(b) in its entirety with the following:


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


          (a) Each European Subsidiary hereby agrees to assign all of its accounts receivable and rights to payment of money, now existing and hereafter arising, to the Bank as such accounts receivable or other rights to payment of money arise or are created. Upon an Event of Default, the European Subsidiaries hereby authorize the Bank to notify each account debtor and person owing money to each European Subsidiary to remit payment on the account or contract directly to the Bank.

     2.6 NEW SECTION 1.1.5 OF THE SECOND WAIVER AGREEMENT. New Section 1.1.5 is added to the Second Waiver Agreement as follows:

          2.6.1 Notwithstanding anything contained herein or any other Loan Document, no European Subsidiary shall be liable for any obligation to the extent that such obligation: (a) is not attributable to loans, credit, borrowings, overdrafts or advance payment guarantees made to or for the benefit of such European Subsidiary, or (b) does not directly or indirectly benefit such European Subsidiary (whether by advances from the Lender, Borrower, Guarantors, or otherwise).

     2.7 NEW SECTION 1.9 OF THE SECOND WAIVER AGREEMENT. New Section 1.9 is added to the Second Waiver Agreement as follows:

     2.8 Extinguishment of APG Availability Under Waiver and Amendment Agreement. The Borrower, the U.S. Guarantors and the European Subsidiaries hereby acknowledge and agree that any remaining availability for the issuance of Advance Payment Guarantees pursuant to Section 4.1 of the Waiver Agreement is hereby extinguished and terminated.

     2.9 NEW SECTION 1.10 OF THE SECOND WAIVER AGREEMENT. New Section 1.10 is added to the Second Waiver Agreement as follows:

     2.10 Second Advance Payment Guaranty to Voest. The Borrower, the U.S. Guarantors and the European Subsidiaries hereby acknowledge and agree that, the London Branch will issue, on or after June 21, 2002, an advance payment guaranty in the amount of E1,466,000 Euros to Voest Alpine Stahl GmbH ("Voest") on behalf of Selas SAS, subject in all events to the terms, conditions and covenants contained in Section 2.1.3(b), (c) and (d) of the Credit Agreement, as amended hereby, and the prior satisfaction of the following conditions:

          (a) Selas SAS shall provide the Bank with a valid, enforceable mortgage lien in the amount of Two Million Eight Hundred Thousand Euros (E2,800,000.00), subordinate only to that certain mortgage held by Societe General in an amount not to exceed Seven Hundred and Thirty-One Thousand Seven Hundred and Fifty-Five Euros (E731,755.00), on its building and real property located at Place des Barbanniers, 3/5 Place du Village, 92362 Gennevilliers, France, and such mortgage shall be in place and duly recorded against such property no later than July 30, 2002;

          (b) The Borrower and the European Subsidiaries shall execute the documentation required to effectuate the assignment of the European Subsidiaries' accounts receivable and other rights to payment of money to the Bank as set forth in Section 2.1.3(a) of the Credit Agreement, and such assignment shall be made no later than July 30, 2002;

          (c) The Borrower shall pay, on demand, all reasonable costs and expenses, including fees and expenses of counsel for the Bank, in connection with the negotiation and documentation of this Amendment and the documents described or referenced herein, including those documents described in subsections (a) and (b) of this Section 1.10; and

          (d) The Bank, the Borrower, the U.S. Guarantors and the European Subsidiaries hereby acknowledge that the amount available under the Supplemental Credit Facility is insufficient by itself to cover the advance payment guaranty contemplated by this Section 1.10. In order to provide the needed additional availability, the Bank Borrower, the U.S. Guarantors and the European Subsidiaries hereby acknowledge and agree that the Bank may obtain additional availability through restricting the availability under the domestic Revolving Credit Commitment. The decision to restrict availability under the Revolving Credit Commitment shall be made solely by, and in the absolute discretion of, the Bank and, once made, shall be binding upon the Borrower, the U.S. Guarantors and the European Subsidiaries. Upon satisfaction of the conditions contained in Sections 1.10(a), 1.10(b) and 2.1.3 hereof, the Bank shall release restricted availability under the Revolving Credit Commitment to the extent that additional availability is provided by the Supplemental Credit Facility.

     2.11 NEW SECTION 6.9 OF THE SECOND WAIVER AGREEMENT. New Section 6.9 is added to the Second Waiver Agreement as follows:

     2.12 Failure of Conditions. The Borrower or any European Subsidiary shall fail to meet any one of the conditions contained in Sections 1.10(a) and (b) hereof, or there shall exist a default under any one of the documents required by such sections.

                           ARTICLE III - REAFFIRMATION
                           ---------------------------

The Borrower, the Guarantors and the European Subsidiaries (i) acknowledge and consent to the terms and conditions set forth in this Amendment, (ii) hereby ratify, affirm and reaffirm in all respects each and all of the Loan Documents, including, without limitation, all terms, conditions, representations and covenants and General Release contained therein, all of which shall be effective as of the date hereof, and (iii) acknowledge the continued existence, validity and enforceability of the Loan Documents, and acknowledge and agree that the Bank holds a perfected security interest in the Collateral to secure the Borrower's Obligations and agree that the terms, conditions, representations and covenants contained in the Security Agreement are binding upon each of them.

                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Amendment, the Borrower, the Guarantors and the


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European Subsidiaries make the following representations and warranties to the
Bank, each and all of which shall survive the execution and delivery of this
Amendment:

     4.1 NO VIOLATION OF APPLICABLE LAWS. The execution, delivery and performance by the Borrower, the Guarantors and the European Subsidiaries of this Amendment are within their corporate powers, have been duly authorized by all necessary action taken by their duly authorized officers and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of the Borrower, the Guarantors and the European Subsidiaries; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of the Borrower, the Guarantors and the European Subsidiaries or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower, the Guarantors and the European Subsidiaries, (ii) result in the creation or imposition of any lien on any of their assets (other than liens in favor of the Bank) or (iii) give cause for the acceleration of any obligations of the Borrower, the Guarantors or the European Subsidiaries to any other creditor.

     4.2 DUE AUTHORIZATION. Each person executing this Amendment on behalf of the Borrower, the Guarantors and/or the European Subsidiaries is duly authorized by such respective entity to execute same.

     4.3 ENFORCEABILITY. This Amendment will be, the legal, valid and binding obligation of the Borrower, the Guarantors and the European Subsidiaries, enforceable against them in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

     4.4 COMPLIANCE WITH APPLICABLE LAWS. The Borrower is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

     4.5 REPRESENTATION AND WARRANTIES. All representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date of this Amendment as if such representations and warranties have been made on the date hereof.

                       ARTICLE V - CONDITIONS TO CLOSING
                       ---------------------------------

     CONDITIONS PRECEDENT TO ENFORCEABILITY OF THIS AMENDMENT. This Amendment shall be deemed effective only after the occurrence of the following events:

     5.1 EXECUTION OF AMENDMENT. The Borrower's, Guarantors' and European Subsidiaries' execution and delivery to the Bank of this Amendment;

     5.2 OTHER DOCUMENTS. The Borrower, the Guarantors, and/or the European Subsidiaries shall deliver, in form and substance reasonably satisfactory to the
Bank: (i) Certifications of Authority and Corporate Resolutions for each of the Borrower, the Guarantors, and the European Subsidiaries, certified by their respective Secretaries, authorizing and approving this Amendment, and the documents and payments specified herein; (ii) Opinions of counsel for each of the Borrower and the Guarantors, satisfactory to the Bank in all respects; and

     5.3 FEES AND COSTS. The Borrower's payment to the Bank of an amount sufficient to cover all of the Bank's reasonable costs and expenses to date, including, without limitation, the Bank's reasonable costs and expenses incurred in connection with the preparation and negotiation of this Amendment (including the fees and expenses of the Bank's counsel) through the date of this Amendment.

                           ARTICLE VI - MISCELLANEOUS
                           --------------------------

     6.1 CONTINUING EFFECT. Except as amended hereby, all of the Loan Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

     6.2 NO WAIVER. Except as expressly provided in the First Waiver Agreement, the Bank has not waived and does not waive any defaults or Events of Default, now or hereafter existing, whether known or unknown; and the Bank hereby reserves and preserves any and all rights and remedies available to it under the Loan Documents with respect to any such defaults or Events of Default.

     6.3 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed by facsimile signatures and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. This Amendment shall be deemed to have been executed and delivered when the Bank has received facsimile counterparts hereof executed by all parties listed on the signature pages hereto.

     6.4 GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     6.5 INTEGRATION. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers on the date first above written.


                                     WACHOVIA BANK, NATIONAL ASSOCIATION


                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     SELAS CORPORATION OF AMERICA



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     SELAS SAS



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     CFR-CECF FOFUMI RIPOCHE



                                     BY:________________________________________
                                        NAME:
                                        TITLE:

                                     DEUER MANUFACTURING, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     RESISTANCE TECHNOLOGY, INC.,



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     RTI EXPORT, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE:


                                     RTI ELECTRONICS, INC.



                                     BY:________________________________________
                                        NAME:
                                        TITLE: